                                  EXHIBIT 10.23

                                  OFFICE LEASE
                              2200 WEST PARK DRIVE
                        WESTBOROUGH, MASSACHUSETTS 01581

                                 BY AND BETWEEN

                           2200 WEST PARK REALTY TRUST
                                   AS LANDLORD

                                       AND

                            OSICOM TECHNOLOGIES, INC.
                                    AS TENANT

Table of Contents by Articles and Sections

                                                                          Page
                                                                          ----

1.    Reference Data and Definitions.

      1.01 Reference Data                                                 6
      1.02 General Provisions                                             8
      1.03 Terms Defined                                                  9

2.    Premises.

      2.01 Premises                                                       16
      2.02 Appurtenances                                                  17

3.    Term.

      3.01 Term Commencement                                              17
      3.02 Termination                                                    17

4.    Rent.

      4.01 Basic Rent                                                     17

5.    Use of Premises.

      5.01 Use Restricted                                                 17

6.    Taxes; Operating Expenses; Estimated Cost of Electrical Services.

      6.01 Expenses and Taxes                                             18

      6.02 Annual Statement of Additional Rent Due                        18
      6.03 Monthly Payments of Additional Rent                            18
      6.04 Accounting Periods                                             18
      6.05 Abatement of Taxes                                             18
      6.06 Electric Service                                               19
      6.07 Late Payment of Rent                                           19

7.    Improvements, Repairs, Additions, Replacements.

      7.01 Preparation of the Premises                                    19
      7.02 Time for Completion                                            19
      7.03 Notice to Commence                                             20
      7.04 Delays                                                         20
      7.05 Tenant's Access to the Premises                                20
      7.06 Alterations and Improvements                                   21

8.    Building Services.

      8.01 Building Services                                              21
      8.02 Other janitors                                                 22
      8.03 Additional Services                                            22
      8.04 Limitation on Landlord's Liability                             22

9.    Tenant's Particular Covenants.

      9.01 Pay Rent                                                       22
      9.02 Occupancy of the Premises                                      22
      9.03 Safety                                                         23
      9.04 Equipment                                                      23
      9.05 Electrical Equipment                                           23
      9.06 Pay Taxes                                                      23
      9.07 Tenant's Covenants                                             23
      9.08 Maintenance                                                    24
      9.09 Redelivery                                                     24

10.   Requirements of Public Authority.

      10.01 Legal Requirements                                            24
      10.02 Contests                                                      24
      10.03 Environmental Legal Requirements                              24

11.   Covenant Against Liens.

      11.01 Mechanics Liens                                               25
      11.02 Right to Discharge                                            25

12.   Access to Premises.

      12.01 Access                                                        25

13.   Assignment and Subletting: Company Arrangements.

      13.01 Subletting and Assignments                                    26

14.   Indemnity.

      14.01 Tenant's Indemnity                                            26
      14.02 Landlord's Liability                                          27

15.   Insurance.

      15.01 Liability Insurance                                           27
      15.02 Casualty Insurance                                            27

16.   Waiver of Subrogation.

      16.01 Waiver of Subrogation                                         28
      16.02 Waiver of Rights                                              28

17.   Damage of Destruction.

      17.01 Substantial Damage                                            28
      17.02 Restoration                                                   28

18.   Eminent Domain.

      18.01 Total Taking                                                  29
      18.02 Partial Taking                                                29
      18.03 Awards and Proceeds                                           29

19.   Quiet Enjoyment.

      19.01 Landlord's Covenant                                           30
      19.02 Subordination                                                 30
      19.03 Notice to Mortgagee                                           30
      19.04 Other Provisions Regarding Mortgages                          30

20.   Defaults; Events of Default.

      20.01 Defaults                                                      31
      20.02 Tenant's Best Efforts                                         32
      20.03 Tenant's Default - Rent Abatement
             Cancellation                                                 32

21.   Bankruptcy or Insolvency.

      21.01                                                               32
      21.02                                                               32
      21.03                                                               34
      21.04                                                               35

22.   Landlord's Remedies; Damages on Default.

      22.01 Landlord's Remedies                                           35
      22.02 Surrender                                                     36
      22.03 Right to Relet                                                36
      22.04 Survival of Covenants                                         36
      22.05 Right to Equitable Relief                                     37
      22.06 Right to Self Help; Interest on
             Overdue Rent                                                 37
      22.07 Intentionally Deleted                                         37

23.   Waivers.

      23.01 No Waivers                                                    38

24.   Security Deposit.

      24.01 Security Deposit                                              38

25.   General Provisions.

      25.01 Force Majeure                                                 38
      25.02 Notices and Communications                                    38
      25.03 Certificates, Estoppel Letter                                 39
      25.04 Renewal                                                       39
      25.05 Governing Law                                                 39
      25.06 Partial Invalidity                                            39
      25.07 Notice of Lease                                               40
      25.08 Interpretation; Consents                                      40
      25.09 Parties                                                       40
      25.10 Waiver of Trial by Jury                                       40
      25.11 Time of the Essence                                           40

26.   Miscellaneous.

      26.01 Option to Extend                                              40
      26.02 Extended Hours HVAC                                           41
      26.03 Holdover Clause                                               41
      26.04 Relocation                                                    41
      26.05 Parking                                                       41
      26.06 Signage                                                       41
      26.07 Option to Terminate                                           42

27.   Entire Agreement.

      27.01 Entire Agreement                                              43

                                 2200 WEST PARK

                              2200 WEST PARK DRIVE

                           WESTBOROUGH, MASSACHUSETTS

                                  OFFICE LEASE

                                  STANDARD FORM

      THIS LEASE ("Lease") made at Southborough Massachusetts, by and between 2200 West Park Realty Trust, a Massachusetts Realty Trust ("Landlord") having a principal place of business at 259 Turnpike Road, Suite 110, Southborough, MA and Osicom. Technologies, Inc. a Delaware Corporation ("Tenant") having a principal place of business at 411 Waverly Oaks Road, Suite 214, Waltham, Massachusetts 02452.

WITNESSETH:

ARTICLE 1
Reference Data and Definitions

1.01 Reference Data

DATE OF LEASE:                        July 1, 1999
LANDLORD:                             2200 West Park Realty Trust
                                      A Massachusetts Realty Trust

LANDLORD'S REPRESENTATIVE:            New England Management and Realty
                                      259 Turnpike Road, Suite 110
                                      Southborough, Massachusetts 01772

LANDLORD'S ADDRESS                    259 Turnpike Road, Suite 110
(FOR PAYMENT OF RENT):                Southborough, MA 01772

LANDLORD'S ADDRESS (FOR NOTICE AND BILLING): Same as Above

TENANT:                               Osicom Technologies, Inc.

TENANT ADDRESS:                       After the Term Commencement Date,
                                      Tenant's address will be the Premises.
                                      Before the Term Commencement Date,
                                      Tenant's address is:
                                      411 Waverly Oaks Road, Suite 214,
                                      Waltham, Massachusetts 02452

TENANT'S REPRESENTATIVE:              Gil Goldbeck

TENANT'S PHONE NUMBER:                1-800-262-8538

TENANT'S FACSIMILE NUMBER:            1-301-317-7220

PREMISES:                             Suite 340 of the building located at 2200
                                      West Park Drive, Westborough,
                                      Massachusetts, known as outlined or
                                      hatched on Exhibit B.

RENTABLE AREA OF PREMISES:            3,728 + / - Estimated Square Feet.

RENTABLE AREA OF THE BUILDING:        75,000 Square Feet

RENT COMMENCEMENT DATE:               9/01/99

TERM COMMENCEMENT DATE:               9/01/99 or as defined in Section 1.03,

                                      If different

STATED EXPIRATION DATE:               8/31/04

TENANTS SHARE                         4.9%

OCCUPANCY DATE:                       No later than 9/01/99

LANDLORD'S CONTRIBUTION:              Landlord shall provide a turnkey build
                                      out using building standard materials and equipment per a mutually acceptable space plan. (Exhibit A)

TERM: Five (5) Lease years plus the partial month, if any, between the Term Commencement Date and the first day of the next calendar month.

BASIC RENT: SEE SCHEDULE BELOW:

        YEAR          RATE PER SO. FT.             ANNUAL RENT   MONTHLY RENT
--------------------------------------------------------------------------------
        1                    23.50                 87,600        7,300.67
        2                    23.50                 87,600        7,300.67
        3                    23.50                 87,600        7,300.67
        4                    24.50                 91,336        7,611.33
        5                    24.50                 91,336        7,611.33

INITIAL MONTHLY PAYMENT (Basic Rent): $ 7,300.67

REAL ESTATE TAX BASE YEAR:            Fiscal Year 2000 (To be determined on a
                                      fully assessed value.)

OPERATING EXPENSE
BASE YEAR:                            Calendar Year 2000

SECURITY DEPOSIT:                     $ 7,300.67. See Section 24.01

GUARANTOR:                            Osicom. Technologies, Inc.

PERMITTED USES:                       General Office uses consistent with a
                                      first class office building, to the extent permitted by the Town of Westborough
                                      Zoning Bylaw.

1.02 General Provisions.

For all purposes of the Lease unless otherwise expressed and provided herein or therein or unless the context otherwise requires:

(a) The words herein hereto hereunder and other words of similar import refer to the Lease as a whole and not to any particular article, section or other subdivision of this Lease.

(b)   A pronoun in one gender includes and applies to the other gender as well.

(c) Each definition stated in Section 1.01 or 1.03 of this Lease applies equally to the singular and the plural forms of the term or expression defined.

(d) Any reference to a document defined in Section 1.03 of this Lease is to such document as originally executed, or, if modified, amended or supplemented in accordance with the provisions of this Lease, to such document as so modified, amended or supplemented and in effect at the relevant time of reference thereto.

(e) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

(f) All references in Section 1.01 hereof are subject to the specified definitions thereof (if any) in Section 1.03 hereof.

1.03 Terms Defined.

Each term of expression set forth above in Section 1.02 hereof or below in this
Section 1.03 has the meaning stated immediately after it.

Additional Rent. All Taxes, Operating Expenses, costs, expenses and other charges, (other than Basic Rent) due from Tenant to Landlord or incurred by Landlord as a result of Default.

Additional Services. Services provided to Tenant or in respect of the Premises which are not described in Exhibit C hereto.

Adjusted Operating Expense Base. The amount determined by multiplying the Operating Expense Base by the Adjustment Factor.

Adjusted Tax Base. The amount determined by multiplying the Tax Base by the Adjustment Factor.

Adjustment Factor. With respect to the First Calendar Year and the Last Calendar Year, the percentage computed by dividing (i) the number of days of each such period falling within the Lease term by (ii) 365.

Affiliate. With respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, the term control when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms controlling and controlled by have meanings correlative to the foregoing.

Authorizations. All franchises, licenses, permits and other governmental consents issued by Governmental Authorities pursuant to Legal Requirements which are or may be required for the use and occupancy of the Premises and the conduct or continuation of a Permitted use therein.

Basic Services. The services described in Exhibit C hereto.

Building. The building located on the Land.

Building Standard Tenant Finishes. The standards set by Landlord for the quality of work done on the Premises.

Business Day. A day which is not a Saturday, Sunday or other day on which banks in Boston, Massachusetts, are authorized or required by law or executive order to remain closed.

Calendar Year. The First Calendar Year, the Last Calendar Year and full calendar year (January 1 through December 31) occurring during the Lease Term.

C.P.I. "Consumer Price Index - All Urban Consumers - (CPI-U) - U.S. City Average
- All Items (1982-1984=100)" as published by the U.S. Department of Labor.

Common Areas. All areas of the Building devoted to the common use of occupants of the Building or the provision of Services to the Building, including but not limited to the atrium, all corridors, elevator foyers, air shafts, elevator shafts and elevators, stairwells and stairs, rest rooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the provision of Services or the use of all occupants of multi-tenant floors or all occupants of the Building.

Control. As defined in the definition of Affiliate.

Corporation. A corporation, company, association, business trust or similar organization wherever formed.

Default. Any event or condition specified in Article 20 hereof so long as any applicable requirement for the giving of notice or lapse of time or both have not been fulfilled.

Event of Default. Any event or condition specified in (a) Article 20 hereof (if all applicable periods for the giving of notice or lapse of time or both have been fulfilled) or (b) in Article 21 hereof.

Fair Rental Value. The amount per square foot per annum which a Person not an Affiliate of either Landlord or Tenant would pay as Basic Rent (using the Tax Base and Operating Expense Base) as of the time of determination for the Premises for a term of five (5) years. All Additional Rent such as Taxes, Operating Expenses and Estimated Cost of Electrical Service shall be in addition to the price per square foot so determined.

First Calendar Year. The partial Calendar Year period commencing on the Term Commencement Date and ending on the next succeeding December 31.

Force Majeure. Acts of God, strikes, lock outs, labor troubles, inability to procure materials, failure of power, restrictive Legal Requirements, riots and insurrection, acts of public enemy, wars, earthquakes, hurricanes and other natural disasters, fires, explosions, any act, failure to act or Default of the other party to this Lease; provided, however, lack of money shall not be deemed such a cause.

General Contractor. Rosewood Construction Corp., a Corporation with a place of business at 259 Turnpike Road, Southborough, MA 01772.

Governmental Authority. United States of America, the Commonwealth of Massachusetts, the County of Worcester, Town of Westborough, and any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of them.

Hazardous Substance. "Oil", "hazardous materials", "hazardous wastes" and "hazardous substances" as those terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., as amended, Massachusetts General Laws, Chapters 21C and 21E, as amended, and the regulations from time to time adopted under those laws.

Improvements. All (i) structures located in and forming a part of the Premises, including but not limited to, walls, ceilings, doors and floor covering, (ii) pipes, wires, conduits, controls and fixtures relating to utilities located in and serving the Premises, (iii) casework, including but not limited to, benches, tables, cabinets and storage facilities, connected to a utility or affixed to the Premises or the Building and (iv) fixtures, equipment and personal property of any kind installed on the Premises in such a manner that they become part of the Premises or the Building under law or that they cannot be removed without material damage to the structure, fixtures, equipment or personal property or to the Premises or the Building.

Insolvency. The occurrence with respect to any Person of one or more of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for all or substantially all of the property of such person, the making of a fraudulent conveyance or the execution of an assignment or trust mortgage for the benefit of creditors by such Person, or the filing of a petition of bankruptcy or the commencement of any proceedings by or against such Person under a bankruptcy, insolvency or other law relating to the relief or the adjustment of indebtedness, rehabilitation or reorganization of debtors; provided that if such petition or commencement is involuntarily made against such a Person and is dismissed within sixty (60) days of the date of such filing or commencement, such events shall not constitute an insolvency hereunder.

Insurance Requirements. All terms of any policy of insurance maintained by Landlord or Tenant and applicable to (or affecting any condition, operation, use or occupancy of) the Building or the Premises or any part or parts of either; and all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to (or affecting any condition, operation, or occupancy of) the Building or the Premises or any part or parts of either.

Land. The land on 2200 West Park Drive, Westborough, Worcester County, Commonwealth of Massachusetts.

Landlord's Contribution. The amount contributed by Landlord as a credit toward the cost of finishing the Premises shown in Exhibit B.

Landlord's Work. The work to be done by Landlord with respect to the Premises described in Exhibit E.

Last Calendar Year. The partial Calendar Year commencing on January 1 of the Calendar Year in which the Lease Termination Date occurs and ending on the Lease Termination Date.

Lease Term. The period stated in Section 1.01 commencing on the Term Commencement Date and ending on the Lease Termination Date. The Lease Term includes the period of any extension executed by Tenant as provided in this Lease.

Lease Termination Date. The earlier to occur of (1) the Stated Expiration Date,
(2) the termination of this Lease by Landlord as the result of an Event of Default, (3) the termination of this Lease pursuant to Article 17 (Damage or Destruction) or 18 (Eminent Domain) hereof.

Lease Year. Each twelve consecutive calendar month period ending on the day before an anniversary of the Term Commencement Date (or on the day before the first day of the next succeeding calendar month if the Term Commencement Date occurs other than on the first day of a month); provided that (a) the first Lease Year includes the partial month, if any, between the Term Commencement Date and the first day of the next calendar month and (b) the last Lease Year will end on the Lease Termination Date.

Legal Requirements. All statutes, codes, ordinances (and all rules and regulations thereunder), all executive orders and other administrative orders, judgments, decrees, injunctions and other judicial orders of or by any Governmental Authority which may at any time be applicable to parts or appurtenances of the Premises or Building or to any condition or use thereof and the provisions of all Authorizations.

Occupancy Arrangement . With respect to the Premises or any portion thereof of the Lease, and whether (a) written or unwritten or (b) for all or any portion of the Lease Term, an assignment, a sublease, any tenancy at will, a tenancy at sufferance, or any other arrangement (including but not limited to a license or concession) pursuant to which a Person occupies the Premises for any purpose.

Operating Expense Base. With respect to the Operating Expense Base Year the amount determined by dividing the Rentable Area of the Premises into the amount herein set forth as the Operating Expenses.

Operating Expenses. All expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, operation and maintenance of the Building (including all facilities in operation on the Term Commencement Date and such additional facilities which are necessary or beneficial for the operation of the Building) and the Land and the provision of Basic Services, including, but not limited to
(a) wages, salaries, fees and costs to Landlord of all Persons directly engaged in connection therewith, including taxes, insurance, and benefits relating thereto; (b) the cost of (i) all supplies and materials, electricity and lighting, for Common Areas, (ii) water, heat, air conditioning, and ventilation for the Building, (iii) all maintenance, janitorial, and service agreements,
(iv) snow removal and maintenance of parking and landscaped areas, (v) all insurance, including the cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith, (vi) repairs and general maintenance, (vii) capital items which are primarily for the purpose of reducing Operating Expenses or which may be required by a Governmental Authority, amortized over the reasonable life of the capital items with the reasonable life and amortization schedule being determined by Landlord in accordance with generally accepted accounting principles, (viii) pursuing an application for an abatement of taxes to the extent not deducted from the abatement, if any, received, (ix) independent auditors, (x) Landlord's central accounting functions, and (xi) providing office space for the manager of the Building; and (c) management fees and maintenance for common areas and open areas. Operating Expenses shall not include (i) capital items except as provided above or (ii) specific costs billed to and paid by specific tenants. Operating Expenses shall be determined using the accrual method of accounting. If at any time during the Term, less than ninety-five percent (95%) of the Rentable Area of the Project is occupied, the Operating Expenses shall be adjusted by Landlord to the exact operating expenses which would have been incurred if the Project had been at least ninety-five percent (95%) occupied.

Partial Taking. Any Taking which is not a Total Taking.

Permitted Exceptions. Any hens or encumbrances on the Premises in the nature of
(a) liens for taxes assessed but not yet due and payable, (b) easements, reservations, restrictions and rights of way encumbering or affecting the Land on the date of this Lease, (c) the rights of Landlord, Tenant and any other Person to whom Landlord has granted such rights to exercise in common with respect to the Land and the Common Areas the rights granted to Tenant hereunder,
(d) mortgages of record, and (e) Title Conditions.

Person. An individual, a Corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

Premises. The space in the Building shown outlined or hatched on Exhibit B hereto.

Proceeds. With respect to any Taking or occurrence described in Article 17 hereof, with respect to which any Person is obligated to pay any amount to or for the account of Landlord, the aggregate of (i) all sums payable or receivable under or in respect of any insurance policy, and (ii) all sums or awards payable in respect to a Taking.

Rent. Basic Rent and all Additional Rent.

Rentable Area of the Premises. The number of square feet stated in Section 1.01, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Building or Premises so long as such work is done in accordance with the terms and provisions hereof. The calculation was made according to the following formula:

(i) On single tenant floors, the usable area measured from the inside surfaces of the outer glass of the Building, plus Tenant's Share of Common Areas.

(ii) On multi-tenant floors, the usable area measured from inside surface of the outer glass of the Building to the midpoint of all demising walls of the space being measured plus the area of each corridor adjacent to and required as the result of the layout of the space being measured, measured from the midpoint of the adjacent demising walls, plus Tenant's Share of Common Areas.

Rules and Regulations. Reasonable rules and regulations promulgated by Landlord and uniformly applicable to persons occupying the Building regulating the details of the operation and use of the Building. The initial Rules and Regulations are attached hereto as Exhibit D.

Services. Basic Services and Additional Services.

Special Work. Work done in or with respect to the Premises which is not part of Landlord's Work or the cost of which exceeds Landlord's Contribution.

Stated Expiration Date. The last day of the last Lease Year of the Term stated in Section 1.01.

Substantial Completion Date. The date on which the Premises together with the appurtenant areas of the Building necessary for access and service thereto, have been completed in accordance with Article 7 hereof except for items of work and adjustment of equipment and fixtures which are not necessary to make the Premises reasonably tenantable for the Permitted Uses and because of season or weather or nature of the item cannot practicably be done at the time.

Taking. The taking or condemnation of title to all or any part of the Land or the possession or use of the Building or the Premises by a person for any public use or purpose or any proceeding or negotiations which might result in such a taking or any sale or lease in lieu of or in anticipation of such a taking.

Tax Base. With respect to the Tax Base Year the amount determined by dividing the Rentable Area of the Premises into the amount herein before set forth as Taxes, but with respect to the First Calendar Year and the Last Calendar Year, the Adjusted Tax Base.

Taxes. All taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by Governmental Authorities of every kind and nature whatsoever, extraordinary as well as ordinary and each and every installment thereof which shall or may during the term of this Lease be charged, levied, laid, assessed, imposed, become due and payable or become hens upon or for or with respect to the Land or any part thereof or the Building or the Premises, appurtenances or equipment owned by Landlord thereon or therein or any part thereof or on this Lease under or by virtue of all present or future Legal Requirements and are tax based on a percentage, fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes herein before described). Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease.

Tenant. As defined in Section 1.01 of this Lease.

Tenant's Cost. The cost of work done in connection with the completion of the Premises in excess of (i) the cost of Landlord's Work and (ii) Landlord's Contribution.

Tenant's Share. Tenant' s share of building is equal to T divided by B x 100%, where "T" is equal to the number in the Rentable Area of the Premises and "B" is equal to 95% the total Rentable Area of the Building.

Term Commencement Date. The earlier of (a) the later of (x) the date specified in Section 1.01(y) the Substantial Completion Date, or (b) any other date for such commencement determined in accordance with said Article 7, or (c) the date on which Tenant first occupies the Premises for the Permitted Uses.

Title Conditions. All covenants, agreements, restrictions, easements and declarations of record on the date hereof so far as the same may be from time to time in force and applicable.

Total Taking. (i) a Taking of: (a) the fee interest in all or substantially all of the Building or (b) such title to, easement in, over, under or such rights to occupy and use any part or parts of the Building to the exclusion of Landlord as shall have the effect, in the good faith judgment of the Landlord, of rendering the portion of the Building remaining after such Taking (even if restoration were made) unsuitable for the continued use and occupancy of the Building for the Permitted Uses or (ii) a Taking of all or substantially all of the Premises or such tide to or easement in, on or over the Premises to the exclusion of Tenant which in the good faith judgement of the Landlord prohibits access to the Premises or the exercise by Tenant of any rights under this Lease.

Working Drawings. The Working Drawings for the finishing of the Premises developed by Landlord and Tenant. The Working Drawings shall be prepared in compliance with All applicable Legal Requirements and stamped by registered Massachusetts professionals, and shall consist of all architectural and engineering plans which are required to finish the Premises or to obtain any Authorization required therefor.

                                    ARTICLE 2
                                    Premises

2.01 Premises.

      Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, the Premises subject to the Permitted Exceptions. Landlord reserves the right to relocate within or without the Premises pipes, ducts, vents, flues, conduits, wires and appurtenant fixtures which service other parts of the Building; provided that such work is done in such a manner that it does not unreasonably interfere with Tenant's use of the Premises.

2.02 Appurtenances.

      Tenant may use the Common Areas and the Land as appurtenant to the Premises for the purposes for which they were designed. Tenant has the nonexclusive right to use the parking area on the Land.

                                    ARTICLE 3
                                      Term

3.01 Term Commencement.

      The Lease Term shall commence on the Term Commencement Date.

3.02 Termination.

      The Lease Term shall end on the Lease Termination Date.

                                    ARTICLE 4
                                      Rent

4.01 Basic Rent

      Tenant shall pay Landlord for the Premises, without offset or deduction and without previous demand therefor, the Basic Rent as annual rent for each Lease Year. Basic Rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the Lease Term. The first installment of Basic Rent should be paid upon execution of this Lease. Subsequent installments of Basic Rent shall be paid on the first day of every calendar month after the Rent Commencement Date.. Basic Rent for partial months at the beginning or end of the Lease Term shall be pro-rated.

                                    ARTICLE 5
                                 Use of Premises

5.01 Use Restricted.

      The Premises may be used for the Permitted Uses and for no other purpose. No Improvements, alterations or additions may be made in or to the Premises without written approval of Landlord at his sole discretion.

                                    ARTICLE 6
        Taxes; Operating Expenses; Estimated Cost of Electrical Services

6.01 Expenses and Taxes.

      Tenant agrees to pay Landlord as Additional Rent, Tenant's share of Operating Expenses and Taxes as provided in this Article 6. If with respect to any Calendar Year, Tenant's Share of (a) Operating Expenses exceeds the Operating Base Year or (b) Taxes exceeds the Tax Base Year (whether as the result of an increase in rate or assessment or both), Tenant shall pay to Landlord the amount of each such excess. Any amount due with respect to this
Section 6.01 shall be due on the date which is five (5) days after receipt by the Tenant of the statement described in Section 6.02 hereof.

6.02 Annual Statement of Additional Rent Due.

      Landlord shall render to Tenant a statement in reasonable detail and with such backup information as Tenant shall reasonably request, showing (a) for the Calendar Year so indicated ( i) Taxes and (ii)

Operating Expenses and (b) for the then current Calendar Year, an estimate for
(i) Operating Expenses (ii) Taxes and (iii) Tenant's obligation under Section 6.01.

6.03 Monthly Payments of Additional Rent

      Tenant shall pay to Landlord in advance for each calendar month as Additional rent an amount equal to 1/12th of Tenant's estimated obligation under
Section 6.01 shown thereon. The amount due under this Section 6.03 shall be paid with Tenant's monthly payments of Basic Rent and shall be credited by Landlord to Tenant's obligations under Section 6.01. If the total amount paid hereunder exceeds the amount due under such Section, such excess shall be credited by Landlord against the monthly installments of Additional Rent next falling due or shall be refunded to Tenant upon the expiration or termination of this Lease (unless such expiration or termination is the result of an Event of Default).

6.04 Accounting Periods.

      Landlord shall have the right from time to time to change the periods of accounting hereunder to any other annual period than a Calendar Year, and upon any such change, all items referred to in this Article 6 shall be appropriately apportioned. In all statements rendered under Section 6.02, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a statement shall be included therein on the basis of Landlord's estimate and with respect thereof Landlord shall render promptly after determination a supplemental statement and appropriate adjustment shall be made according thereto.

6.05 Abatement of Taxes.

        Landlord may at any time and from time to time make application to the appropriate Governmental Authority for an abatement of Taxes. Landlord shall make such an application at any time tenants occupying more than 60% of the Rentable Area of the Building under written Occupancy Arrangements directly with the Landlord request that Landlord do so. If (i) such an application is successful and (ii) Tenant has made any payment in respect of Taxes pursuant to this Article 6 for the period with respect to which the abatement was granted, Landlord shall (a) deduct from the amount of the abatement all expenses incurred by it in connection with the application (b) pay to Tenant Tenant's Share (adjusted for any period for which Tenant has made a partial payment) of abatement, with interest, if any, paid by the Governmental Authority on such abatement and (c) retain the balance, if any.

6.06 Electric Service.

      The cost of Electrical Service shall be billed separately through the utility company directly to the Tenant. All additional risers or other equipment required for Tenant's Use shall be approved and provided by Landlord, and Tenant thereof shall pay the cost.

6.07 Late Payment of Rent

      If any installment of Base Rent or Additional Rent is not received in full within five (5) days of its due date then, in addition to any other rights or remedies of the Landlord, upon demand of Landlord, Tenant shall pay for each month that rental payments are not timely made, a sum equal to ten percent (10%) of each unpaid portion of such monthly installment as a liquidated damages charge arising out of and occurring as the result of each such late payment.

      In the event that Tenant makes three or more payments of rent more than five (5) days after its due date during the Term, Landlord may deem such action to constitute an Event of Default sufficient to terminate (i) the Lease (ii) any provision for exercise by Tenant of any option rights under the Lease or (iii) both.

                                    ARTICLE 7
                 Improvements, Repairs, Additions, Replacements

7.01 Preparation of the Premises.

      Landlord shall perform Landlord's Work as set forth in Exhibit E. All other work must be of a quality, equal to or better than the Building Standard Tenant Finishes. Landlord further agrees to do, at Tenant's request, any Special Work, Tenant shall pay the amount of Tenants Cost to Landlord as the work progresses. Landlord's work shall be completed in a good and workmanlike manner and in compliance with all Legal and Insurance Requirements

7.02 Time for Completion

      Landlord shall use due diligence to have the Premises ready for occupancy on or before the Estimated Term Commencement Date. If the Premises is not substantially completed, as described in Exhibit B to the Lease (with exception of minor punch list items), within thirty (30) days following the issuance of a building permit, Tenant shall then receive one (1) day of rent abatement (commencing on the Rent Commencement) for each day occupancy is delayed. Reference is made to Exhibit "B" for details of the completion process.

7.03 Notice to Commence.

      Approximately fifteen (15) days prior to the Substantial Completion Date, at Tenant's written request, Landlord shall furnish Tenant a notice stating the Term Commencement Date.

7.04 Delays.

      Provided that Landlord has otherwise complied with its obligations to complete Landlord's Work, Landlord shall be delayed in substantially completing the work in the Premises as the result of:

      (a) delay in delivery to Landlord by Tenant of any plans, designwork and detailed drawing, or

      (b) Tenant's requests for Special Work. (notwithstanding Landlord's approval of such changes), or

      (c) delays in performance by Tenant or any Person employed by Tenant which shall cause delays in the completion of Landlord's Work or which shall otherwise delay the substantial completion of the Premises, or

      (d) any fault, negligence, omission, or failure to act on the part of Tenant or its agents, contractors, workmen, mechanics, suppliers or invitees.

The Premises shall be deemed substantially completed on (and the Term Commencement Date shall be) the Occupancy Date.

7.05 Tenants Access to the Premises.

      Tenant and Tenant's agents, at Tenant's sole risk, may, with Landlord's prior consent, enter the Premises prior to the Term Commencement Date in order to do such work as may be required to make the Premises ready for Tenant's use and occupancy thereof. If Landlord permits such entry prior to the Term Commencement Date, such permission shall be conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony with Landlord and the General Contractor and with other tenants and occupants of the Building and Tenant delivering evidence of insurance required by this lease. If at any time such entry shall cause or threaten to cause disharmony or otherwise interfere with the orderly completion or operation of the Building, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours written notice to Tenant. Any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except the covenant to pay Rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the Premises or to properties placed therein prior to the Term Commencement Date, the same being at Tenant's sole risk.

7.06 Alterations and Improvements.

      Tenant shall not make Improvements, alterations or additions to the Premises except in accordance with plans and specifications therefore first approved by Landlord. Tenant shall not hang shades, curtains, signs, awnings or other materials, attach any materials to or make any change in the appearance of any glass visible from outside of the Premises, add any window treatments of any kind or make improvements, without Landlord's prior written consent. Without limitation, Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which would (a) delay completion of the Premises or the Building, or (b) require unusual expense to readapt the Premises to normal office use upon termination of this Lease or increase (i) the cost of (a) construction or (b) insurance or (ii) Taxes. All Improvements, alterations and additions shall be part of the Premises unless and until Landlord shall specify the same for removal in a notice delivered to Tenant on or before the Lease Termination Date unless otherwise agreed upon by Landlord and Tenant, in writing, at the time of installation. All of Tenant's Improvements, alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Premises or interfere with Building operation and, except for installation of furnishings, shall be performed by contractors or workers first approved by Landlord. Except for work done by or through Landlord, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and combined general liability insurance with limits as Landlord may reasonably require, but in no event less than $5,000,000.00 and property damage insurance with limits of not less than $1,000,000.00 and have deductibles of no more than $5,000.00 (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any hens therewith to attach to the Premises and immediately to discharge any such hens which may so attach. All construction work done by Tenant, its agents, employees or independent contractors shall be done in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements. Landlord may inspect the work at its option.

                                    ARTICLE 8
                                Building Services

8.01 Building Services.

      Landlord shall furnish, or cause to be furnished, during the Lease Term the Basic Services.

8.02 Other Janitors.

      No Person shall be employed by Tenant to do janitorial work in the Premises and no Person other than the janitors of the Building shall clean the Premises unless Landlord shall give its written consent thereto. Any Person employed by Tenant with Landlord's consent to do janitorial work shall, while in the Building, either inside or outside the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as agent or servant of said superintendent or of Landlord).

8.03 Additional Services.

      Tenant will pay the Landlord a reasonable charge for any extra cleaning of the Premises required because of the negligence of Tenant and for any Additional Services rendered at the request of Tenant If the cost of cleaning the Premises shall be increased due to the installation in the Premises, at Tenants request, of any unique or special materials, finish or equipment, Tenant shall pay the Landlord an amount equal to such increase in cost. All charges for Additional Services shall be due and payable within ten (10) days of the date on which they are billed.

8.04 Limitations on Landlord's Liability

      Landlord shall not be liable in damages, nor in default hereunder, for any failure or delay in furnishing any Basic Service or Additional Service when such failure or delay is occasioned by Force Majeure or by the act or Default of Tenant No such failure or delay shall be held or pleaded as eviction or disturbance in any manner whatsoever of Tenant's possession or give Tenant any right to terminate this Lease or give rise to any claim for set-off of any abatement of Rent or of any of Tenant's obligations under this Lease, provided, however, if Tenant is unable to operate its business for any 24 hour period, Basic Rent and Additional Rent shall be abated, and if such interruptions continues for seven (7) consecutive business days, Tenant may, at its election, terminate this Lease.

                                    ARTICLE 9
                         Tenant's Particular, Covenants

9.01 Pay Rent

      Tenant shall pay when due and without notice, demand, offset or deduction, all Rent and all charges for utility services rendered to the Premises not included in Rent and, as Additional Rent, all charges of Landlord for Additional Services.

9.02 Occupancy of the Premises.

      Tenant shall occupy the Premises continuously from the Term Commencement Date for the Permitted Uses only. Tenant shall not (i) injure or deface the Premises or the Building, (ii) install any sign in or on any window, demising wall or Common Area, (iii) permit in the Premises any flammable fluids or chemicals not reasonably related to the Permitted Uses nor (iv) permit nuisance or any use thereof which is improper, offensive, contrary to any Legal Requirement or Insurance Requirement or liable to render necessary any alteration or addition to the Building.

9.03 Safety.

      Tenant shall keep the Premises equipped with all safety appliances required by Legal Requirements or Insurance Requirements because of any particular use made by Tenant. Tenant shall procure all Authorizations so required because of such use and, if requested by Landlord, shall do any work so required because of such use, it being understood that the foregoing provision shall not be construed to broaden in any way the Permitted Uses.

9.04 Equipment.

      Tenant shall not place a load upon the floor of the Premises exceeding a live load of 100 pounds per square feet; and shall not move any safe or other heavy equipment in, about or out of the Premises except in such a manner and at such a time as Landlord shall in each instance authorize. Tenant shall isolate and maintain all of Tenant's business machines and mechanical equipment which cause or may cause air-borne or structure-born vibration or noise, whether or not it may be transmitted to any other Premises so as to eliminate such vibration or noise.

9.05 Electrical Equipment.

      Tenant shall not, without prior written notice to Landlord in each instance (i) connect to the Building electric distribution system anything other than normal office equipment or (ii) operate such equipment on a regular basis beyond normal Building operating hours. Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises. Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of the Premises.

9.06 Pay Taxes.

      Tenant shall pay promptly when due all taxes upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomsoever assessed.

9.07 Tenant's Covenants.

      Tenant will not vacate, abandon or desert the Premises or cause the Premises to be empty or unoccupied during the Lease Term.

9.08 Maintenance.

      Tenant shall, at all times during the Lease Term, and at its own cost and expense, (i) keep and maintain (or cause to be kept and maintained) the Premises in good repair and condition (ordinary wear and tear and damage by fire or casualty only excepted) and (ii) use all reasonable precaution to prevent waste, damage or injury thereto.

9.09 Redelivery.

      On the Lease Termination Date, Tenant shall quit and surrender the Premises free and clear of all tenants, occupants, hens, and encumbrances whatsoever except

      (i) Permitted Exceptions and (ii) encumbrances, restrictions or reservations caused by or consented to by Landlord. Tenant shall, subject to the provisions of Articles 17 and 18 hereof, surrender the Premises to Landlord broom clean and in good condition and repair (ordinary wear and tear, damage by fire or casualty only excepted) with all damages occasioned by Tenant's removal of Tenant's fixtures or equipment repaired at Tenant's cost to Landlord's satisfaction.

                                   ARTICLE 10
                        Requirements of Public Authority

      10.01 Legal Requirements.

      Tenant shall, at its own cost and expense, promptly observe and comply with all Legal Requirements. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Article 10.

10.02 Contests.

      Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant, or Landlord (if legally required), or both (if legally required), without cost, expense, liability or damage to Landlord, the validity or application of any Legal Requirement and, if compliance with any of the terms of any such Legal Requirement may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding.

10.03 Environmental Legal Requirements.

Except to the extent permitted under applicable Legal Requirements, Tenant agrees not to cause or permit any Hazardous Substances to be released on the Land or in the Building or the Premises or into the air, or to be introduced into the sewer or other waste disposal system serving the Premises. Tenant agrees to generate, store or dispose of Hazardous Substances in the Premises or dispose of Hazardous Substances from the Premises to any other location only in compliance with all applicable Legal Requirements and to notify Landlord of any incident which would require the filing of a notice under any Legal Requirement. Tenant agrees to provide Landlord with such information required by Governmental Authorities as Landlord may reasonably request from time to time with respect to compliance with this Section.

                                   ARTICLE 11
                             Covenant Against Liens

11.01 Mechanics Liens.

      Landlord's right, title and interest in the Premises or the Land or the Building shall not be subject to or liable for liens of mechanics or material men for work done on behalf of Tenant in connection with improvements to the Premises. Notwithstanding such restriction, if because of any act or omission of Tenant, any mechanic's hen or other hen, charge or order for payment of money shall be filed against any portion of the Premises or the Land or the Building, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within thirty (30) days after the filing thereof.

11.02 Right to Discharge.

      Without otherwise limiting any other remedy of Landlord for default hereunder, if Tenant shall fail to cause such hens to be discharged of record or bonded within the aforesaid thirty (30) day period or to satisfy such hens within (30) days after any judgement in favor of such hen holders from which no further appeal might be taken then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such hens to be discharged shall constitute Additional Rent.

                                   ARTICLE 12
                               Access to Premises

12.01 Access.

Landlord or Landlord's agents and designers shall have the right, but not the obligation, to enter upon the Premises at all reasonable times with reasonable advanced notice during ordinary business hours to examine same and to exhibit the Premises to prospective purchasers and tenants.

                                   ARTICLE 13
                Assignment and Subletting: Occupancy Arrangements

13.01 Subletting and Assignment.

      Tenant shall have the right, with Landlord's consent, to sublet the whole or any portion of the Premises for the use and purposes permitted under the Lease. The person or entity to which the Tenant intends to sublease must be of equal net worth as Tenant.

      If Tenant intends to enter into a Occupancy Arrangement which requires Landlord's consent, Tenant shall so notify Landlord in writing, stating the name of (and a financial statement with respect to) the Person whom Tenant intends to enter into such arrangement and the description of the portion of the Premises intended to be subject thereto. Within fifteen (15) days of receipt of such writing, Landlord shall either (i) consent to such Occupancy Arrangement or (ii) terminate the Lease pertaining to that portion of the Premises Tenant proposes to sublease.

      If the Landlord consents to such Occupancy Arrangement, Tenant shall (i) enter into such Arrangement within thirty (30) days of Landlord's consent or comply again with their terms of this Section and (ii) remain liable for the payment and performance of the terms and covenants of this Lease. If Tenant enters into such an Arrangement, Tenant shall pay to Landlord one-half (1/2) of any received the excess, if any, of amounts received in respect of such Occupancy Arrangement over the Rent.

      If Landlord terminates this Lease, all Rent due shall be adjusted as of the day the Premises (or portion thereof) are redelivered to Landlord. Any portion of the Premises so redelivered shall be in the condition specified in
Section 7.08 hereof.

                                   ARTICLE 14
                                    Indemnity

14.01 Landlord and Tenant's Indemnity.

      To the fullest extent permitted by law, Landlord and Tenant shall defend, indemnify and save each other harmless from and against any and all liability, damage, penalties or judgments and from and, against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable counsel fees arising from injury to person or property sustained by anyone in and about the Premises, by any act or omission of either party, or their officers, agents, servants, employees, contractors, sublessees or invitees unless caused by the negligent or intentional acts of Landlord or Tenant or its others, agents, servants, or employees. Tenant and Landlord shall, at is own cost and expense, defend any and all suits or actions just or unjust) in which either party may be impleaded with others upon any above mentioned matter, claim or claims, except as may result from the acts as set forth in Section 14.02. All merchandise, furniture, fixtures and property of every kind, nature and description of either party's employees, agents, contractors, invitees, visitors, or guests which may be in or upon the Premises, the Land or the Building during the Lease Term shall be at the sole risk and hazard of Tenant or Landlord, and that if the whole or any part thereof shall be damaged, whatsoever, other than by the gross negligence or willful default of Tenant or Landlord, no part of said damage or loss shall be charged to or borne by either party.

14.02 Landlord's Liability.

      Except for its intentional acts or negligence or the intentional acts or negligence of its officers, agents, servants, employees or contractors, Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings or improvements, or to any person or persons, at any time in the

Premises, including any damage or injury to Tenant or to any of Tenants officers, agents, servants, employees, contractors, invitees, customers or sublessee.

                                   ARTICLE 15
                                    Insurance

15.01 Liability Insurance.

      Tenant shall provide or cause to be provided at its expense, and keep in force during the Lease Term, commercial general liability insurance in a good and solvent insurance company or companies licensed to do business in the Commonwealth of Massachusetts, selected by Tenant, and reasonably satisfactory to Landlord, and in an amount reasonably required by Landlord but in any event not less than One Million Dollars ($1,000,000.00) with respect to injury or death to any one person and One Million Dollars ($1,000,000.) with respect to injury or death to more than one person in any one accident or other occurrence and One Million Dollars ($1,000,000.00) with respect to damages to property. Such policy or policies shall include Landlord as an additional insured and have deductibles of no more than $5,000.00. Tenant agrees to deliver certificates of such insurance to Landlord as of the date hereof and thereafter not less than ten (10) days prior to the expiration of any such policy. Such insurance shall not be cancelable without thirty (30) days' written notice to Landlord.

15.02 Casualty Insurance.

      Tenant shall cause its improvements to the Premises to be insured for the benefit of Landlord and Tenant as their respective interests may appear, against loss or damage by fire and customary extended coverage in an amount equal to (i) the replacement value thereof, if insurance in such amount is available, or (ii) the amount necessary to avoid the effect of coinsurance provisions of the applicable policies. Certificates thereof shall be delivered to Landlord, Landlord shall, at Tenant's cost and expense, cooperate fully with Tenant and execute any and all consents and other instruments and take all other actions necessary to obtain the largest possible recovery. Landlord shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under Tenant's insurance.

                                   ARTICLE 16
                              Waiver of Subrogation

16.01 Waiver of Subrogation.

      All insurance policies carried by either party covering the Premises, including but not limited to contents, fire and casualty insurance but not including commercial general liability insurance, shall expressly waive any right on the part of the insurer to make any claim against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement

16.02 Waiver of Rights.

      Landlord and Tenant each hereby waive all claims, causes of action and rights of recovery against the other and their respective partners, agents, officers and employees, for any damage to or destruction of persons, property or business which shall occur on or about the Premises and shall result from any of the perils insured under any and all policies of insurance maintained by Landlord and Tenant, regardless of cause, including the negligence and intentional wrong doing of either party and their respective agents, officers and employees but only to the extent of recovery, if any under such policy or policies of insurance; provided however, that this waiver shall be invalidated by reason of this waiver.

                                   ARTICLE 17

                              Damage of Destruction

17.01 Substantial Damage

      If the Building or any part thereof shall be damaged by fire or other casualty to the extent that substantial alteration or reconstruction of the Building shall, in Landlord's reasonable opinion, be required (whether or not the Premises shall have been damaged) or if the proceeds of insurance are required to be used to retire the mortgage debt, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. If this Lease is so terminated, Rent shall be abated as of the date of such damage.

17.02 Restoration.

      If Landlord does not terminate this Lease pursuant to Section 17.01, Landlord shall, within seventy-five (75) days after receipt by Landlord of the Proceeds payable in respect of such fire or other casualty, proceed with reasonable diligence to repair and restore the Building (subject to Force Majeure) to substantially the same condition in which it was immediately prior to the occurrence of the casualty to the extent of Landlord's Work and the value of Landlord's Contribution. Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings or fixtures or equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, Landlord shall allow Tenant an abatement of Rent, Additional Rent and all other charges payable hereunder during the time and to the extent the Premises are unfit for the operation of Tenant's business. If such restoration is not completed within one hundred and twenty (120) days after the prior casualty, Tenant may terminate this Lease after Landlord is in receipt of all proceeds.

                                   ARTICLE 18
                                 Eminent Domain

18.01 Total Taking.

      If the Premises or the Building should be the subject of a Total Taking, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning Governmental Authority.

18.02 Partial Taking.

If there occurs a Partial Taking, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after the right of election accrues, in which event this Lease shall terminate as of the date the Building or Premises is taken by the condemning authority. If upon such Partial Taking this Lease is not terminated, Rent shall be abated by an amount representing that part of the Rent properly allocable to the portion of the Premises so taken and Landlord shall, at Landlord's sole expense, restore and reconstruct the Building and the Premises to substantially their former condition to the extent that the same, in Landlord's judgement, may be feasible, but such work shall not exceed the scope of Landlord's Work and the value of Landlord's Contribution. The Landlord shall have no liability for interruption of Tenant's business. If such restoration is not completed with one hundred and twenty (120) days after such Partial Taking, Tenant may terminate this Lease.

18.03. Awards and Proceeds.

      All Proceeds payable in respect of Taking shall be the property of Landlord. Tenant hereby assigns to Landlord all rights of Tenant in or to such Proceeds, provided that Tenant shall be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures but only if such a separate award will not diminish the amount of Proceeds payable to Landlord.

                                   ARTICLE 19
                                 Quiet Enjoyment

19.01 Landlord's Covenant.

      Provided that an Event of Default has not occurred and is not then continuing, Tenant shall, subject to the Permitted Exceptions, quietly have and enjoy the Premises during the Lease Term, without hindrance or molestation from any Person lawfully claiming by, through or under Landlord. Landlord represents that it has good and marketable title to the Land, the Building and the Premises, that the Permitted Use is allowed by law and that the Permitted Exceptions win not interfere with Tenant's Permitted Use.

19.02 Subordination

      This Lease is and shall be subject and subordinate to any mortgage now or hereafter on the Building and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefore. This Section 19.02 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly (within ten (10) days of receipt) any certificate that Landlord or any mortgagee may request. In the event that any mortgagee shall succeed to the interest of Landlord then this Lease shall terminate, or, at the option of such mortgagee, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee and to recognize such mortgagee as its Landlord.

19.03 Notice to Mortgagee.

      No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant s obligations hereunder or to terminate this Lease, shall result in a release or termination or such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, whose identity has been furnished to Tenant in writing, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees, after receipt of such notice, have had the opportunity to cure such default within the same time period as applicable to Landlord; but nothing contained in this Section 19.03 shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition. "Reasonable time" as used above shall mean a period of not less than thirty (30) Business Days and shall include (but not be limited to) a reasonable time to obtain possession of the Building if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

19.04 Other Provisions Regarding Mortgagees.

      If this Lease or the Rent due hereunder is assigned to a mortgagee as collateral security for a loan, no such mortgagee shall be deemed to have assumed any of Landlord's obligations hereunder solely as a result of said assignment. A mortgagee to whom this Lease has been so assigned shall be deemed to have assumed such obligations only if (i) by the terms of the instrument of assignment such mortgagee specifically elects to assume such obligations or (ii) such mortgagee has (a) foreclosed its mortgage, (b) accepted a deed in lieu thereof, or (c) taken possession of the Premises by entry or otherwise. Even if such mortgagee assumes the obligations of Landlord hereunder, (i) any such obligation under Section 24.01 to return the Security Deposit to the Tenant shall be limited to the amount actually received by the mortgagee with respect thereto, and (ii) such mortgagee will be liable for breaches of any Landlord's obligations hereunder only to the extent such breaches occur during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in lieu thereof), all as set forth in Section 25.10. hereof. Tenant may from time to time, at mortgagees request, be required to provide mortgagee with certain financial information pertaining to the Tenant as mortgagee may reasonably request.

                                   ARTICLE 20
                           Defaults; Events of Default

20.01 Defaults.

      The following will (i) if any requirement for notice or lapse of time has not been met, constitute Defaults, and (ii) if there are no such requirements or if such requirements have been met, constitute Events of Default

      (a) The failure of Tenant to pay Rent when due, and the continuation of the failure for a period of ten (10) days;

      (b) The failure of Tenant to perform any of its obligations under this Lease, other than its obligation to pay Rent, and the continuation of the failure for a period of twenty (20) days after notice form Landlord specifying in reasonable detail the nature of the failure;

      (c) The failure of Tenant to pay Rent when due or to perform any of its obligations under this Lease, if Landlord has given Tenant notice of the same or similar failure at least three times during the term proceeding the date on which the Rent or performance was due.

      (d) The occurrence with respect to Tenant or any Guarantor of one or more of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for an or substantially all of its property, the making of a fraudulent conveyance or the execution of an assignment or trust mortgage for the benefit of creditors by it, or the filing of a petition of bankruptcy or the commencement of any proceedings by or against it under a bankruptcy, insolvency or other law relating to the relief or the adjustment of indebtedness, rehabilitation or reorganization of debtors; provided that if such petition or commencement is involuntarily made against it and is dismissed within sixty (60) days of the date of such filing or commencement, such events will not constitute an Event of Default;

      (e) The issuance of any execution or attachment against Tenant or any other occupant of the Premises as a result of which the Premises are taken or occupied by a Person other than Tenant; and

      (f) The cancellation of, refusal to review or denial of liability under any insurance policy relating to the Premises as a result of the Premises being unoccupied.

20.02 Tenant's Best Efforts.

      In the event that the Default of which Landlord gives notice is of such a nature that it cannot be cured within such twenty (20) day period, then such Default shall not be deemed to be an Event of Default so long as Tenant, after receiving such notice, proceeds to cure the Default as soon as reasonably possible and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. No Default shall be deemed to be an Event of Default if and so long as Tenant shall be so proceeding to cure the same in good faith or be delayed in or prevented from curing the same by reason of Force Majeure.

20.03 Tenant's Default - Rent Abatement Cancellation.

      If an Event of Default occurs at any time during the term of this Lease, Landlord shall have the option of retracting the full rent abatement, if any, and Tenant shall pay the full abated amount immediately to Landlord upon demand.

                                   ARTICLE 21
                            Bankruptcy or Insolvency

21.01

In the event that Tenant shall become a debtor under the Bankruptcy Code, and the trustee or Tenant shall elect to assume this Lease for the purposes of assigning the same or otherwise, such election and assignment may only be made if all the terms and conditions of Sections 21.02 and 21.03 hereof are satisfied. If such trustee shall fail to elect to assume this Lease within sixty
(60) days after the filing of the petition, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease shall be terminated, but the Landlord's right to be compensated for damages both at law and as provided in ARTICLE 20 hereof in such case shall survive.

21.02

A. No election by the trustee or debtor-in-possession to assume this lease, whether under Chapter 7, 11 or 13 of the Bankruptcy Code, unless otherwise ordered by the Bankruptcy Court, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge and agree are commercially reasonable in the context of a bankruptcy case of Tenant, have been satisfied, and Landlord has so acknowledged in writing:

(1) The trustee or the debtor-in-possession has cured, or has provided Landlord adequate assurance (as hereinafter defined) that:

(a) Within ten (10) days from the date of such assumption, the trustee will cure all monetary defaults under this Lease; and

(b) Within thirty (30) days from the date of such assumption, the trustee will cure all nonmonetary defaults under this Lease.

(2) The trustee or debtor-in-possession has compensated, or has provided to Landlord adequate assurance (as hereinafter defined) that within ten (10) days from the date of assumption, Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant, trustee, or the debtor-in possession as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

(3) The trustee or the debtor-in-possession has provided Landlord with adequate assurance (as hereinafter defined) of the future performance of each of Tenant's the trustee's or debtor-in possession's obligations under this Lease, Provided, however, that:

(a) Whether or not otherwise required by the terms of this Lease, the trustee or debtor-in-possession shall also pay in advance on the date minimum rent is payable hereunder, one twelfth (1/12th) of Tenant's annual obligations under this Lease for Operating Expenses, Taxes, and any other charges payable hereunder;

      (b) From and after the date of the assumption of this Lease, the trustee or debtor-in possession shall pay as annual minimum rent the amount equal to the sum of the annual minimum rent otherwise payable hereunder; and

      (c) The obligations imposed upon the trustee or debtor-in-possession under this Lease shall continue with respect to Tenant or any assignee of this Lease after the completion of the bankruptcy case, subject to any further and/or increased obligations, which thereafter are imposed by any provisions of this Lease.

(4) The assumption of this Lease will not breach any provision in this Lease or any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating, to the Building.

(5) The assumption has been ratified and approved by order of such court or courts as have jurisdiction under the Bankruptcy Code.

B. For the purposes of this Section 21.02, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum, "adequate assurance" shall mean (unless otherwise determined by the Bankruptcy Court):

(1) The trustee or debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or debtor-in-possession will have sufficient funds to fulfill the obligations of Tenant under this Lease; and

(2) The Bankruptcy Court or such court as is exercising jurisdiction over the Bankruptcy Code shall have entered an order segregating sufficient cash payable to Landlord and/or the trustee or debtor-in-possession, acceptable as to value and kind to the Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure any monetary and/or nonmonetary defaults under this Lease within the time periods set forth above.

Section 21.03

If the trustee or debtor-in-possession has assumed this Lease pursuant to the terms and provisions of Section 21.01 and 21.02 hereof, for the purpose of assigning (or elects to assign) Tenant's interest under this Lease, or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance of the future performance (as defined in this Section 21.03) of all the terms, covenants and conditions of this Lease to be performed by Tenant.

For the purposes of this Section 21.03, Landlord and Tenant acknowledge that, in the context of a bankruptcy case of Tenant, at a minimum, "adequate assurance of future performance" shall mean (unless otherwise determined by the Bankruptcy Court) that each of the following conditions have been satisfied, and Landlord has so acknowledged in writing:

(1) The assignee has submitted a current financial statement audited by a certified public accountant which shows a net worth and working capital in amounts (which amounts shall in no event be less than the greater those of Tenant and any guarantor of Tenant's obligations hereunder at the time of the execution of this lease) determined to be sufficient by Landlord to assure the future performance of such assignee of Tenant's obligations under this Lease;

(2) Landlord has obtained all consents and waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment;

(3) The assignee has supplied such additional information requested by Landlord and has complied with any other provisions, conditions and requirements set forth in this Lease for an assignment of Tenant's interest in this Lease or the estate created thereby; and

(4) The Assignee has deposited with Landlord a security deposit in such amount as determined by Landlord to be appropriate based upon the financial information supplied under this Section 21.03.

Section 21.04

      When, pursuant to the Bankruptcy Code, the trustee or debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charges shall not be less than the Rent and any other charges payable by Tenant hereunder unless otherwise determined by the Bankruptcy Court.

Section 21.05

      The rights and remedies of the Landlord contained in the provisions of this ARTICLE 21 are and shall be deemed to be in addition to, and not in limitation of, applicable provisions of ARTICLE 20 and ARTICLE 22 and other provisions hereof, or any other rights which the Landlord may have under applicable statutory or case law. Whenever any of the terms or provisions of this Lease, including, without limitation, rental obligations, are modified pursuant to the provisions of this ARTICLE 21, upon Landlord's request the parties hereto promptly shall execute, acknowledge and deliver a written instrument evidencing and confirming the same. In no event shall this Lease, if the term hereof has expired or has been terminated in accordance with the provisions hereof, be revived, and no stay or other proceeding shall nullify, postpone or otherwise affect the expiration or earlier termination of the term of this Lease pursuant to the provisions of ARTICLE 20 and ARTICLE 22 hereof or prevent Landlord from regaining possession of the Premises thereupon.

                                   ARTICLE 22
                     Landlord's Remedies; Damages on Default

22.01 Landlord's Remedies.

      If an Event of Default shall occur and be continuing, Landlord may, at its option, give to Tenant a notice terminating this Lease upon a date specified in such notice, which date shall be not less than three (3) Business Days after the date of receipt by Tenant of such notice from Landlord, and upon the date specified in said notice, the term and estate hereby vested in Tenant shall cease and any and all other right, title and interest of Tenant hereunder shall likewise cease without further notice or lapse of time, as fully and with like effect as if the entire Lease Term had elapsed, but Tenant shall continue to be liable to Landlord as hereinafter provided.

If such Event of Default results from Tenants failure to pay Tenant's Cost as required by Section 7.01 hereof and the Work Letter, Landlord may, at its option, in addition to or in lieu of the other remedies available to Landlord, refuse Tenant access to the Premises. In such event the Term Commencement Date shall be the earlier of (i) the date determined in accordance with Section 7.04 or (ii) the Substantial Completion Date.

      If such Event of Default results from Tenant's failure to pay a charge for an Additional Service pursuant to Section 8.03 hereof, Landlord may, without further notice to Tenant, discontinue any or all of such Additional Services.

      If an Event of Default shall occur and be continuing, Landlord shall be relieved of its undertakings under Article 13 hereof.

22.02 Surrender.

      Upon any termination of this Lease as the result of an Event of Default, Tenant shall quit and peacefully surrender the Premises to Landlord, upon or at any time after any such termination, Landlord may without further notice enter the Premises and possess itself thereof by summary proceedings or otherwise, any may dispossess Tenant and remove Tenant and all other Persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

22.03 Right to Relet.

      At any time from time to time after any such termination, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such terms or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting. Landlord shall use reasonable efforts to relet the Premises and mitigate damages.

22.04 Survival of Covenants.

      No such termination of this Lease shall relieve Tenant of its liability and obligations under this Lease and such liability and obligations shall survive any such termination. Tenant shall indemnify and hold Landlord harmless from all loss, cost, expense, damage or liability arising out or in connection with such termination.

      In the event of any such termination, Tenant shall pay to the Landlord the Rent up to the date of such termination. Tenant shall also pay to Landlord, on demand, as and for liquidated and agreed damages for Tenant's Default, the difference between

      (1) the aggregate Rent which would have been payable under this Lease by Tenant from the date of such termination until the Stated Expiration Date, less

      (2) the fair and reasonable rental value of the Premises for the same period discounted to present value, excluding all of Landlord's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossess costs, brokerage commission, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation for such reletting.

      If the Premises or any part thereof are relet by the Landlord before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be, prima facie, the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

      Nothing herein contained shall limit or prejudice the right of the Landlord to prove and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute of rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

22.05 Right to Equitable Relief.

      If there shall occur a Default or threatened Default, Landlord shall be entitled to enjoin such Default or threatened Default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

22.06 Right to Self Help; Interest on Overdue Rent.

      If an Event of Default shall occur and be continuing, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such Default In performing such obligation, Landlord may make any payment of money or perform any other act. The aggregate of (i) all sums so paid by Landlord, (ii) interest (at the rate of 11/2% per month or the highest rate permitted by law, whichever is less) on such sum plus all Rent not paid when due and (iii) all necessary incidental costs and expenses in connection with the performance of. any such act by Landlord,. shall be deemed to be Rent under this Lease and shall be payable to Landlord immediately upon demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

22.07 Intentionally Deleted

                                   ARTICLE 23
                                     Waivers

23.01 No Waivers.

      Failure of Landlord to complain of any act or omission on the part of Tenant no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights hereunder. No waiver of any provision of this Lease shall be deemed a waiver of a breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account.

                                   ARTICLE 24
                                Security Deposit

24.01 Security Deposit

      Tenant has deposited the Security Deposit with Landlord. Landlord shall hold the Security Deposit as security for the full and faithful payment or performance by Tenant of its obligations under this Lease and not as a prepayment of Rent. Landlord may commingle the Security Deposit with other funds of Landlord but shall not be liable to Tenant for the payment of interest thereon or profits therefrom. Landlord may expend such amounts from the Security Deposit, including legal fees, as may be necessary to cure any Default and, in such case, Tenant shall pay to Landlord the amount so expended, on demand, after written notice from Landlord specifying the application of the spent funds. Landlord shall assign the Security Deposit to any subsequent owner of the Building and thereafter Landlord shall have no further liability to Tenant with respect thereto.

                                   ARTICLE 25
                               General Provisions

25.01 Force Majeure.

      In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of Force Majeure, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

25.02 Notices and Communications.

      All notices, demands, requests and other communications provided for or permitted under this Lease shall be in writing, either delivered by hand or sent by certified mail, postage prepaid, to the following address:

      (a) if to Landlord at the address stated in Section 1.01 hereof, or at such other address as the Landlord shall have designated in writing to the Tenant, with a copy to such Persons as Landlord shall have designated in writing to Tenant, or

      (b) if to Tenant at the address stated in Section 1.01 hereof, or at such other address as the Tenant shall have designated in writing to the Landlord, with a copy to such Persons as Tenant shall have designated in writing to Landlord.

      Any notice provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given, unless such notice is mailed by first-class registered or certified mail, in which case it shall be deemed to be received on (i) the third Business Day following the mailing thereof or (h) the day of its receipt, if a Business Day, or the next succeeding Business Day, whichever of (i) or (ii) shall be the earlier.

25.03 Certificates, Estoppel Letter.

      Either party shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any Person specified in such request; (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment, (b) as to the validity and force constituted, (c) as to the existence of any Default or Event of Default, (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party, (e) as to the Term Commencement Date and Stated Expiration Date, and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

            Tenant shall in addition, within 5 Business Days of the Term Commencement Date, execute and deliver to Landlord a tenant estoppel letter substantially in the form attached hereto as Exhibit A.

25.04 Renewal.

      If this Lease is renewed or extended the provisions of Sections 7.01, 7.02, 7.03, 7.04, and 7.05 of Article 7 hereof shall not apply.

25.05 Governing Law.

      This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Massachusetts.

25.06 Partial Invalidity.

      If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.07 Notice of Lease.

      The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a Notice of Lease, setting forth a description of the Premises, the Lease Term and any other portions thereof, excepting the rental provisions, as either party may request Cost of review and recording to be borne by Tenant.

25.08 Interpretation; Consents.

      The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term "Landlord" whenever used herein, shall mean only the owner at the time of Landlord's interest herein, and shall upon any sale or assignment (other than as collateral security for a loan) of the interest of Landlord herein, its respective successors in interest and/or assigns shall, during the term of ownership of its respective estates herein, be deemed to be Landlord and the liability of Landlord, if any, hereunder shall in any event be limited to the Landlord's interest in the Building.

      Subject to the provisions of the third sentence of Section 7.06 and except for the consents of Landlord required pursuant to the second sentence of Section
7.06 and Article 13 hereof, consents or approvals required or requested of either Landlord or Tenant shall not be unreasonably withheld or delayed.

25.09 Parties.

      Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall be binding upon the heirs, successors and assigns of the parties hereto.

25.10 Waiver of Trial by Jury.

      Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other upon any matters whatsoever arising out of or in any way connected with this Lease, Tenants use or occupancy of the Premises and/or claim of injury or damage.

25.11 Time of the Essence.

It is agreed that time is of the essence of this Lease.

                                   ARTICLE 26
                                  Miscellaneous

26.01 Option to Extend.

      Tenant has the option to extend the Lease Term for one additional period(s) of five (5) year(s) each by giving Landlord written notice of its intent to exercise at least nine (9) months before the end of the then current Lease Term. If no Event of Default exists when notice is given and does not occur during the current Lease Term, this Lease will be extended without a written amendment and the Premises will be considered to have been leased by Landlord to Tenant for an additional period of five year(s) beginning immediately after the end of the current Lease Term upon the same terms except that (a) Basic Rent will be fair market value for comparable buildings in the area but not to be less than the rent paid during the last lease year of the initial term.

26.02 Extended Hours HVAC.

      The Building HVAC shall be provided by an energy efficient heat pump system with a minimum of ten (10) zones per floor. After hours usage shall be at Tenant's expense, but shall not exceed $25.00/hour, with a four (4) hour minimum usage. Building hours shall be M-F 6:00 am to 7:00 PM, and Saturday from 8:00 am to 12:00 PM. Tenant, at its own cost and expense, shall have the right to install supplemental air conditioning units within its Premises. Tenants request for extended hours HVAC must be submitted to Landlord's representative in writing 24 hours in advance.

26.03 Holdover Clause

      In the event Tenant fails to vacate the Premises by the Lease Termination Date, Tenant hereby agrees to pay Landlord fifteen (15%) percent the monthly rental rate. The "Holdover Rental Rate" shall be paid monthly in advance to Landlord. In determining the "Holdover Rental Rate" Landlord shall charge two
(2) times the gross monthly for the last full calendar month under the lease. In addition to the "Holdover Rental Rate", Landlord shall be entitled to seek to recover full damages sustained as a result of said holdover.

26.04 Relocation

      Landlord reserves the right to relocate tenant to a similar space within the building or a comparable space in another building within the local area at Landlord's cost.

26.06 Parking

      Tenant shall have parking ratio of 4 cars per 1,000 rentable square feet on an unreserved basis and free of charge.

26.07 Signage

      Tenant shall have signage/ identification on the interior tenant directory and on the Tenant entry door. All signage to be building standard. All signage to be provided by the Landlord at Landlords expense.

26.08 Option to Terminate

      If Tenant (1) needs additional office space and Landlord cannot provide such space in one of its facilities which is within five (5) miles of the building or (2) decides to close its Massachusetts office., then, provided (i) that Tenant is not, at the date of the exercise of the option granted hereby or at the date of the relevant termination, in default of its obligations under this Lease beyond any applicable period of notice and grace, and (ii) that Tenant has not assigned this Lease or sublet the Premises, so that the original Tenant named herein remains in occupancy of the Premises, that Tenant shall have the right, on the date which is forty-two (42) months after the Term Commencement Date (the "Termination Date"), to terminate this Lease by Tenant giving Landlord notice (the Termination Notice") of its intention so to terminate, which notice shall not be less than one hundred and eighty days (180) prior to the Termination Date. If Tenant exercises its termination option as aforesaid, then this Lease shall terminate as of the Termination Date without further liability on the part of either Landlord or tenant, provided, however, that Tenant shall pay to Landlord, as a condition to the effectiveness of the Termination Notice, a payment (the "Termination Payment") equal to six (6) months of the then Basic Rent. One half of said Termination Payment shall be due with the Termination Notice and one-half due on the Termination Date. If Tenant does not elect to exercise the Option to Terminate on the Termination Date, then the Option to Terminate shall expire and cannot be excised on a later date. If Tenant exercises this Option to Terminate because of its intention to close its Massachusetts office then the actual closing date, of the office, must be the same as the Termination Date of this Lease. If Tenant exercises this Termination Option because Tenant requires additional office space and Landlord cannot provide the additional space, then Tenant must enter into a lease, for the required larger space, at another location under the same terms and conditions as its current Lease except that the Demised Premises and Basic Rent may be more than the then Basis Rent required under this Lease Agreement.

                                   ARTICLE 27
                                Entire Agreement

27.01 Entire Agreement.

      No oral statement or prior written matter shall have any force or effect This Agreement shall not be modified or canceled except by writing subscribed to all parties.

      No Representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect

Executed as a sealed instrument as of the 1st day of July, 1999.

LANDLORD
2200 West Park Realty Trust


By: /s/ Leslie S. Carey
    ------------------------
Leslie S. Carey, Trustee


TENANT
Osicom. Technologies, Inc.


By: /s/ Gilbert G. Goldbeck
    ------------------------
Name: Gilbert G. Goldbeck
Title:
                    VP Finance and Operations

                                      INDEX

                                    EXHIBITS

Exhibit A:            TENANT ESTOPPEL CERTIFICATE AND SUBORDINATION,
                      NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Exhibit B:            PLAN SHOWING TENANT'S SPACE

Exhibit C:            SERVICES BY LANDLORD

Exhibit D:            RULES AND REGULATIONS

Exhibit E:            LANDLORD'S WORK

Exhibit F:            CERTIFICATE OF VOTE